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                                                                    EXHIBIT 99.1


Contact: Haim Tsuff
                                                  Chief Executive Officer
                                                  713-621-3882
                                                  isramco@wordonline.nl
                                                  ---------------------
/FOR IMMEDIATE RELEASE/
                                                  John Swanson
                                                  Swanson Communications, Inc.
                                                  217-285-4967

                  ISRAMCO, INC. REPORTS SECOND QUARTER RESULTS

HOUSTON, August 16 -- ISRAMCO, INC. (Nasdaq: ISRL -) reported today that second quarter 2004 revenues were $1,526,000, compared to $2,942,000 in the second quarter of 2003, a decrease of approximately 48%. Major components of revenues in the second quarter of 2004 were oil and gas sales ($778,000) and net income of investee-affiliates ($267,000). Revenues for the six months ended June 30, 2004 were $3,419,000 compared to $4,916,000 during the comparable period in 2003.

The Company reported no net income for the second quarter 2004 compared to net income of $1,906,000 ($0.72 per share) for the same period in 2003 and net income of $845,000 ($0.32 per share) for the six months ended June 30, 2004 compared to net income of $2,494,000 ($0.94 per share) for the comparable six month period in 2003.

The decrease in revenues and net income is primarily attributable to a decrease in gains on securities of certain investee-affiliates of the Company whose securities are traded on the Tel Aviv Stock Exchange, decrease in gains of other publicly traded securities held by the Company and a decline in the volume of gas sales. There are currently 2,639,853 shares of Common Stock issued and outstanding.

The Company's quarterly results are summarized below:

                                                Isramco, Inc.
                                                 (Unaudited)
                                 (in thousands, except for per share income)
                                 For the Three months     For the Six Months
                                 Ended June 30,           Ended June 30

                                 2004          2003       2004          2003
STATEMENT OF OPERATIONS

Revenues                         $1,526        $2,942     $3,419        $4,916

Total expenses                    1,253         1,036      2,231         2,158
Net income                           --         1,906        845         2,494

Earnings per Common Share            --          0.72       0.32          0.94


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CASH FLOW DATA


Net cash provided by                 --            --      1,538           769
operating activities

Net cash used in                     --            --      9,642           334
Investing activities

Net cash provided                    --            --      7,500            --
By financing activities

BALANCE SHEET DATA

Current assets                       --            --      8,831         6,584

Total Assets                         --            --     42,316        31,751

Total Liabilities                    --            --     11,294         1,951

Total Shareholders Equity            --            --     31,022        29,800


FORWARD-LOOKING STATEMENTS


ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2003, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.


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